Exhibit 99.1

767 Fifth Avenue New York, NY 10153	News Contact: Investor Relations: Dennis D’Andrea (212) 572-4384 Media Relations: Alexandra Trower (212) 572-4430

ESTÉE LAUDER COMPANIES REVISES FISCAL 2009 SECOND

QUARTER EXPECTATIONS AND FULL YEAR OUTLOOK

New York, NY, January 16, 2009 — The Estée Lauder Companies Inc. (NYSE: EL) today announced it is lowering its net sales and net earnings per share expectations for its second fiscal quarter ended December 31, 2008, and the fiscal year ending June 30, 2009 to reflect the deteriorated global economic conditions during the quarter, which were well beyond the Company’s expectations.  Results for the holiday shopping season were worse than previously anticipated and the Company’s outlook for the remainder of the fiscal year reflects further uncertainty about future market conditions and consumer spending patterns.

William P. Lauder, Chief Executive Officer, said, “The unprecedented global economic crisis produced one of the worst holiday seasons in decades, with many U.S. retailers experiencing double-digit sales declines in nearly all categories.  Our business was no exception to the downturn in consumer spending and our second quarter results will come in lower than we expected.  Nevertheless, we believe we are growing global market share, even in the exceptionally challenging United States, with some of our brands generating share improvements during the quarter.  We believe the current economic conditions, coupled with significant retailer destocking, will continue to negatively affect our sales for the balance of our fiscal year.”

Mr. Lauder added, “We have encountered difficult periods driven by external events before, and have emerged stronger.  Overall, our business fundamentals are sound, our balance sheet remains solid and we expect to generate relatively strong cash flow for fiscal 2009.  We will protect our business in the near term and stay the course for the long term.  We are continuing to focus on our strategies, including making prudent investments to support our brands, while diligently controlling expenses.  I am confident that employing these disciplines will drive our future growth and create greater value for our stockholders.”

Net sales for the fiscal 2009 second quarter are now expected to decrease approximately 6% on a constant currency basis versus last fiscal year’s second quarter, compared with previous expectations of sales growth of between 2% and 3%.  In addition, the adverse effect of exchange rates is forecasted to lower reported sales for the second quarter by approximately 6.5%.  Given the revised sales expectations, the Company anticipates that diluted net earnings per share for the second quarter will range from $.75 to $.82.

The Company further noted that the high degree of global economic uncertainty is expected to continue to have a negative effect on consumer confidence, demand and spending.  These conditions make definitive forecasting difficult.  The Company expects the current retail trends in North America to continue for the remainder of the fiscal year.  In Europe, the Middle East & Africa, sales rates are anticipated to slow in certain key countries.  The Company’s outlook for Asia/Pacific is cautiously positive, but anticipates some softening of certain retail environments in this region.  With that and other factors set forth below, the Company currently expects net sales for the fiscal 2009 full year to be flat to down 3% on a constant currency basis versus the prior fiscal year, compared with its previous expectations of 3% to 5% sales growth.  Foreign currency translation is expected to negatively impact net sales by 5% to 7% versus the prior year.  As a result, the Company expects diluted net earnings per share for fiscal 2009 to be between $1.30 and $1.60.  These expectations exclude potential restructuring charges that the Company may record by the end of the fiscal year.

The Company will announce its fiscal 2009 second quarter financial results and host a conference call on February 5, 2009.  On that day, in conjunction with the quarterly results, the Company will discuss the details of its long-term strategy, including financial goals, growth drivers, an approximation of potential restructuring charges, and cost savings initiatives.  Additionally, the discussion will focus on various actions the Company plans to implement to further generate share gains and deliver strong long-term results and healthy cash flow.

The conference call and simultaneous webcast will begin at 9:30 a.m. (EST).  Interested parties may listen to the call by dialing (888) 294-4716.  International callers should dial (706) 902-0101.  The webcast will be accessible from the “Investor” section of the Company’s website, www.elcompanies.com.

Forward-Looking Statements

The forward-looking statements in this press release, including those containing words like “expect,” “planned,” “may,” “could,” “anticipate,” “estimate,” “projected,” “forecasted,” and those in Mr. Lauder’s remarks, involve risks and uncertainties.  Factors that could cause actual results to differ materially from those forward-looking statements include the following:

(1)                increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;

(2)                the Company’s ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in the Company’s core brands, including gift with purchase, and in the Company’s fragrance business;

(3)                consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company’s products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company’s competitors and ownership of competitors by the Company’s customers that are retailers;

(4)                destocking by retailers;

(5)                the success, or changes in timing or scope, of new product launches and the success, or changes in the timing or scope, of advertising, sampling and merchandising programs;

(6)                shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;

(7)                social, political and economic risks to the Company’s foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

(8)                changes in the laws, regulations and policies (including the interpretation and enforcement thereof) that affect, or will affect, the Company’s business, including those relating to its products, changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;

(9)                foreign currency fluctuations affecting the Company’s results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company’s operating and manufacturing costs outside of the United States;

(10)          changes in global or local conditions, including those due to the volatility in the global credit and equity markets, natural or man-made disasters, real or perceived epidemics, or energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase the Company’s products while traveling, the financial strength of the Company’s customers, suppliers or other contract counterparties, the Company’s operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the returns that the Company is able to generate on its pension assets and the resulting impact on its funding obligations, the cost and availability of raw materials and the assumptions underlying the Company’s critical accounting estimates;

(11)          shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture nearly all of the Company’s supply of a particular type of product (i.e., focus factories) or at the Company’s distribution or inventory centers, including disruptions that may be caused by the implementation of SAP as part of the Company’s Strategic Modernization Initiative;

(12)          real estate rates and availability, which may affect the Company’s ability to increase or maintain the number of retail locations at which the Company sells its products and the costs associated with the Company’s other facilities;

(13)          changes in product mix to products which are less profitable;

(14)          the Company’s ability to acquire, develop or implement new information and distribution technologies on a timely basis and within the Company’s cost estimates;

(15)          the Company’s ability to capitalize on opportunities for improved efficiency, such as publicly announced cost-savings initiatives, and to integrate acquired businesses and realize value therefrom;

(16)          consequences attributable to the events that are currently taking place in the Middle East, including terrorist attacks, retaliation and the threat of further attacks or retaliation;

(17)          the timing and impact of acquisitions and divestitures, which depend on willing sellers and buyers, respectively, and;

(18)          additional factors as described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

The Estée Lauder Companies Inc. is one of the world’s leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products.  The Company’s products are sold in over 140 countries and territories under the following brand names: Estée Lauder, Aramis, Clinique, Prescriptives, Lab Series, Origins, M•A•C, Bobbi Brown, Tommy Hilfiger, Kiton, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, American Beauty, Flirt!, Good Skin™, Grassroots, Sean John, Missoni, Daisy Fuentes, Tom Ford, Mustang, Coach, Ojon and Eyes by Design.

An electronic version of this release can be found at the Company’s website, www.elcompanies.com.

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